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CONTACT:

Norris Battin
The Cooper Companies, Inc.
E-mail: nbattin@use.net

FOR IMMEDIATE RELEASE

                  COOPER COMPLETES SALE OF MEADOWWOOD HOSPITAL

IRVINE, Calif., January 20, 1999 - The Cooper Companies, Inc. (NYSE/PCX:COO) today announced that it has completed the sale of the MeadowWood Hospital property of its Hospital Group of America business unit (HGA) to Focus Healthcare. Cooper netted approximately $5.0 million in cash and trade receivables.

In October 1998, Cooper declared HGA a discontinued operation.

The Cooper Companies, Inc. and its subsidiaries develop, manufacture and market specialty healthcare products. Corporate offices are located in Irvine and Pleasanton, Calif. CooperVision, Inc. markets a broad range of contact lenses for the vision care market. It is headquartered in Irvine, Calif., with manufacturing facilities in Huntington Beach, Calif., Rochester, N.Y., Toronto, Canada and Hampshire, England. CooperSurgical, Inc., headquartered in Shelton, Conn., markets diagnostic products and surgical instruments, equipment and accessories for the women's healthcare market.



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